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                                                              EXHIBIT (d)(1)(ii)

                              ASSUMPTION AGREEMENT

        This assumption agreement (the "Agreement") is made as of this ____ day of December, 1999 by and between INTRUST Financial Services, Inc., a Kansas corporation ("INTRUST Financial"), INTRUST Bank, N.A., a national banking association, ("INTRUST Bank") and INTRUST Funds Trust, a Delaware business trust registered as an investment company under the Investment Company Act of 1940, as amended ("INTRUST Funds").

        WHEREAS, INTRUST Bank and INTRUST Funds, are parties to a Master Investment Advisory Contract dated as of November 26, 1996, as amended (the "Advisory Contract"); and

         WHEREAS, INTRUST Financial Services, Inc. wishes to assume INTRUST Bank's duties and obligations under the Advisory Contract.

         NOW, THEREFORE, based on the foregoing, the parties agree as follows:

                  1. Assumption. INTRUST Financial, intending to be legally bound, hereby agrees to assume and perform all duties and obligations of INTRUST Bank under the Advisory Contract.

                  2. Guaranty and Indemnity. INTRUST Bank hereby irrevocably and unconditionally guarantees to INTRUST Funds the full performance of all of the obligations of INTRUST Financial under the provisions of the Advisory Contract hereby assumed by INTRUST Financial.

                         INTRUST Bank agrees to indemnify, defend and hold harmless the INTRUST Funds from and against any and all loss, cost, damage or expense (including reasonable fees of counsel) whatsoever resulting from or arising out of any breach by INTRUST Financial of any obligation of the Advisory Contract hereby assumed by INTRUST Financial.

                         INTRUST Bank hereby waives any requirement that INTRUST Funds exhaust any right or remedy or proceed or take any action against INTRUST Financial or any other person or entity before exercising any right or remedy against INTRUST Bank under this Agreement.

                         The obligations of INTRUST Bank hereunder are absolute and unconditional. INTRUST Bank's guaranty and indemnity shall be a continuing guaranty and indemnity and shall continue in full force and effect until all of the obligations hereby assumed by INTRUST Financial shall have been satisfied in full.

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        IN WITNESS WHEREOF, INTRUST Financial, INTRUST Bank and INTRUST Funds
hereby execute this Agreement as of the day and year first above written.


                             INTRUST FINANCIAL SERVICES, INC.


                             By:
                              -------------------------------
                             Name:    Phillip J. Owings
                             Title:   President

                             INTRUST BANK, N.A.


                             By:
                              -------------------------------
                             Name:
                             Title:

                             INTRUST FUNDS TRUST

                             By:
                              -------------------------------
                             Name:
                             Title: